UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

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☐	Definitive Information Statement

Lonestar Resources US Inc.

(Name of Registrant as Specified in its Charter)

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LONESTAR RESOURCES US INC.

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

NOTICE OF ACTION BY WRITTEN CONSENT

Date first mailed to stockholders: December     , 2016

We are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy

To the Stockholders of Lonestar Resources US Inc.:

The purpose of this notice of action by written consent and information statement (the “Information Statement”) is to advise the stockholders of Lonestar Resources US Inc. (together with its consolidated subsidiaries, the “Company,” “we,” “our,” or “us”) of record as of November 22, 2016 (the “Record Date”) of the approval, by written consent of the Company’s majority stockholder, of (i) the potential issuance by the Company (the “Stock Issuance”) of up to 460,000 shares of its Class A voting common stock, par value $0.001 per share (“Class A common stock”), pursuant to that certain Amended and Restated Facilitation Agreement (the “A&R Facilitation Agreement”) with Seaport Global Securities LLC (“Seaport”), which amends and restates that certain Facilitation Agreement (the “Facilitation Agreement”) with Seaport, (ii) an amendment to the Certificate of Incorporation of Lonestar Resources US Inc. (the “Certificate Amendment”) to increase the number of authorized shares of our Class A common stock from 15,000,000 shares to 100,000,000 shares, and (iii) the Company’s Amended and Restated 2016 Incentive Plan (the “A&R 2016 Plan”, and together with the Stock Issuance and Certificate Amendment, the “Proposals”).

The Stock Issuance is part of a previously announced plan by the Company to reduce its long-term debt and buyback, from time to time, outstanding 8.750% Senior Notes due 2019 (the “2019 Notes”) issued by Lonestar Resources America Inc., a wholly owned subsidiary of the Company. The Stock Issuance follows the August 2016 issuances to Juneau Energy, LLC (“Juneau”), a subsidiary of Leucadia National Corporation (“Leucadia”), of (i) warrants to purchase up to an aggregate 998,000 shares of Class A common stock (the “Warrant Issuance”) in order to help finance the repurchase of 2019 Notes and (ii) 500,227 shares of Class A common stock as consideration for certain oil and gas interests (the “August Issuance”).

The Certificate Amendment increases the total number of shares of capital stock that the Company may issue from 15,005,000 shares, consisting of (i) 15,000,000 shares of Class A common stock and (ii) 5,000 shares of its Class B non-voting common stock, $0.001 par value per share (“Class B common stock”), to 100,005,000 shares, consisting of (x) 100,000,000 shares of Class A common stock and (y) 5,000 shares of Class B common stock.

The A&R 2016 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, dividend equivalents, restricted stock units and other stock or cash based awards to our employees, consultants and directors. The number of shares available for awards under the A&R 2016 Plan will be equal to 1,500,000 shares of Class A common stock.

We are not asking you to approve the Warrant Issuance, the August Issuance, the Stock Issuance, the Certificate Amendment, or the A&R 2016 Plan. The board of directors of the Company unanimously approved the Warrant Issuance and the August Issuance on August 2, 2016 and the Stock Issuance, Certificate Amendment and A&R 2016 Plan on November 18, 2016. The Warrant Issuance and the August Issuance, as standalone transactions and in aggregate, did not require any approval by the stockholders. Stockholder approval may be required for the Stock Issuance under NASDAQ Marketplace Rule 5635(d)(2) because the Stock Issuance, the Warrant Issuance and the August Issuance may be deemed a single transaction constituting a sale, issuance or potential issuance of the Company’s outstanding common stock equal to 20% or more of its common stock or 20% or more of the voting power outstanding before such issuance for less than the greater of book or market value of our common stock.

We are not soliciting your vote because EFR Guernsey Holding Limited (the “Consenting Majority Stockholder”), which held a majority of our outstanding shares of Class A common stock as of the Record Date, approved each of the Proposals by written consent in lieu of a special meeting of the stockholders to be effective at least 20 calendar days after the date this Information Statement is sent or given to our stockholders. Such action by written consent is sufficient to approve the Proposals in accordance with the rules of the NASDAQ Global Market and Delaware law without the affirmative vote of any other stockholders. Accordingly, no other votes are necessary to adopt the Proposals, and your approval is neither required nor requested.

Notwithstanding the execution and delivery of the written consent by the Consenting Majority Stockholder as described above, under applicable securities regulations, the Proposals will not become effective until at least 20 calendar days after the date this Information Statement is sent or given to our stockholders. Therefore, the earliest possible date on which the Proposals can become effective is                 , 2016. Under the rules of the Securities and Exchange Commission (the “SEC”) and Delaware law, we are required to furnish you with certain information concerning the Proposals and the action taken by the Consenting Majority Stockholder. This notice and the accompanying Information Statement shall constitute notice to you as required by the rules of the SEC and Delaware law.

If you have any questions, please contact our Manager—Corporate Planning at (817) 546-6371.

Sincerely,

/s/ Frank D. Bracken, III
Frank D. Bracken, III
Chief Executive Officer Lonestar Resources US Inc.

LONESTAR RESOURCES US INC.

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

INFORMATION STATEMENT

We are Not Asking You for a Proxy and

You are Requested Not to Send Us a Proxy

GENERAL INFORMATION

This Information Statement was first mailed or made available to stockholders on December     , 2016. This Information Statement is to advise the stockholders of Lonestar Resources US Inc. (together with its consolidated subsidiaries, “Lonestar,” the “Company,” “we,” “our” or “us”) of record as of November 22, 2016 (the “Record Date”) of the approval, by written consent of the Company’s majority stockholder, of (i) the potential issuance by the Company (the “Stock Issuance”) of up to 460,000 shares of its Class A voting common stock, par value $0.001 per share (“Class A common stock”), pursuant to that certain Amended and Restated Facilitation Agreement (the “A&R Facilitation Agreement”) with Seaport Global Securities LLC (“Seaport”), which amends and restates that certain Facilitation Agreement (the “Facilitation Agreement”) with Seaport, (ii) an amendment to the Certificate of Incorporation of Lonestar Resources US Inc. (the “Certificate Amendment”) to increase the number of authorized shares of our Class A common stock from 15,000,000 shares to 100,000,000 shares, and (iii) the Company’s Amended and Restated 2016 Incentive Plan (the “A&R 2016 Plan”, and together with the Stock Issuance and Certificate Amendment, the “Proposals”).

The Stock Issuance is part of a previously announced plan by the Company to reduce its long-term debt and buyback, from time to time, outstanding 8.750% Senior Notes due 2019 (the “2019 Notes”) issued by Lonestar Resources America Inc., a wholly owned subsidiary of the Company. The Stock Issuance follows the August 2016 issuances to Juneau Energy, LLC (“Juneau”), a subsidiary of Leucadia National Corporation (“Leucadia”), of (i) warrants to purchase up to an aggregate 998,000 shares of Class A common stock (the “Warrant Issuance”) in order to help finance the repurchase of 2019 Notes and (ii) 500,227 shares of Class A common stock as consideration for certain oil and gas interests (the “August Issuance”).

The Certificate Amendment increases the total number of shares of capital stock that the Company may issue from 15,005,000 shares, consisting of (i) 15,000,000 shares of Class A common stock and (ii) 5,000 shares of its Class B non-voting common stock, $0.001 par value per share (“Class B common stock”), to 100,005,000 shares, consisting of (x) 100,000,000 shares of Class A common stock and (y) 5,000 shares of Class B common stock.

The A&R 2016 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, dividend equivalents, restricted stock units and other stock or cash based awards to our employees, consultants and directors. The number of shares available for awards under the A&R 2016 Plan will be equal to 1,500,000 shares of Class A common stock.

Under Delaware law, any action that may be taken at a meeting of stockholders may be taken without a meeting if approval in writing setting forth the action so taken is signed by stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all stockholders were present and voted. The Proposals were approved by the written consent of EFR Guernsey Holding Limited (the “Consenting Majority Stockholder”), which held a majority of our outstanding shares of Class A common stock as of the Record Date, to be effective at least 20 calendar days after the date this Information Statement is sent or given to our stockholders. Consequently, no meeting of our stockholders is required to be or will be held to approve the Proposals.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT MATERIALS

This Information Statement is available at

www.edocumentview.com/LONE

DISSENTER’S RIGHT OF APPRAISAL

Under Delaware law, stockholders are not entitled to any dissenter’s right of appraisal with respect to the above actions.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of November 22, 2016, the Record Date, there were a total of 8,022,015 shares of Class A common stock outstanding. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held by such holder. Shares of our Class B common stock do not have voting rights.

As of the Record Date, the Consenting Majority Stockholder was the owner of 4,174,259 shares of Class A common stock, representing a majority of the issued and outstanding shares of Class A common stock of the Company as of such date. The Consenting Majority Stockholder, as the holder of a majority of our Class A common stock as of the Record Date, has approved the Proposals as described above.

Holders of our common stock are not entitled to preemptive rights.

Approval of these actions by written consent is pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”), which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of each of the corporate actions described above without a meeting of stockholders to all stockholders as of the Record Date who did not consent in writing to such actions. This Information Statement serves as such notice. This Information Statement will be sent on or about December     , 2016 to stockholders of record as of the Record Date, and is being delivered to inform you of the corporate actions described herein at least 20 calendar days before such actions take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

ACTION 1—ISSUANCE OF CLASS A COMMON STOCK TO SEAPORT

Background

On September 29, 2016, the Company entered into the Facilitation Agreement with Seaport whereby the Company agreed, subject to certain conditions, to issue up to 460,000 shares of Class A common stock in an unregistered private placement transaction in connection with the repurchase of outstanding 2019 Notes. On October 26, 2016, effective September 29, 2016, the Company entered into the A&R Facilitation Agreement with Seaport, which amends and restates the Facilitation Agreement. Under the A&R Facilitation Agreement, Seaport has agreed to provide the Company with financing (“Gap Financing”) from time to time in connection with the repurchase of the 2019 Notes, to be acquired by Seaport on the Company’s behalf in one or more open market purchases.

The Company agreed to repay Seaport for Gap Financing, concurrently with the consummation of a public equity offering (the “Public Offering”) by the Company of its Class A common stock, in an amount of cash (the “Cash Payment Amount”) equal to (i) one hundred five percent (105%) of the amount of the Gap Financing if paid before December 31, 2016 and (ii) one hundred eleven and one tenth percent (111.1%) of the amount of Gap Financing if paid on or after January 1, 2017. To the extent that the Company is unwilling or otherwise unable to consummate the Public Offering, the Company shall issue up to the Share Cap (as defined below) in shares of Common Stock in an amount equal to the purchase price of any 2019 Notes the repurchase of which is financed by Seaport, divided by (i) with respect to any financing prior to the effective approval of any such issuance by holders of a majority of the issued and outstanding shares of Class A common stock (“Stockholder Approval”), 90% of the closing price of Class A common stock on September 28, 2016 and (ii) with respect to any financing subsequent to the Stockholder Approval, 90% of the closing price of Class A common stock on the most recently completed trading date prior to each date that shares of Class A common stock are delivered to Seaport.

The number of shares of Class A common stock that the Company may issue to Seaport under the A&R Facilitation Agreement (the “Share Cap”) is limited to the lesser of (a) 460,000 shares of Class A common stock and (b) a number of shares of Class A common stock that would, as a result of the issuance thereof to Seaport, cause the Consenting Majority Stockholder to hold less than a majority of the issued and outstanding shares of Class A common stock. On November 18, 2016, the Board adopted and approved resolutions for the Stock Issuance under the A&R Facilitation Agreement with Seaport, pursuant to which the Company may, subject to certain conditions prescribed thereunder, the requisite stockholder approval as required by NASDAQ, and the completion, filing and delivery of this Information Statement, issue up to 460,000 shares of Class A common stock in an unregistered private placement transaction in connection with the repurchase of outstanding 2019 Notes. On November 22, 2016, the Consenting Majority Stockholder approved the Stock Issuance under the A&R Facilitation Agreement, to be effective at least 20 calendar days after the date this Information Statement is sent or given to our stockholders, after which effectiveness the terms of the A&R Facilitation Agreement will apply effective as of September 29, 2016.

The Stock Issuance and the repurchase of the 2019 Notes are part of the Company’s previously announced plan to reduce its long-term debt. As part of the plan, on August 2, 2016, the Company and its wholly owned subsidiary, Lonestar Resources America, Inc. (“LRAI”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Juneau Energy, LLC, as initial purchaser (the “Initial Purchaser”), Leucadia National Corporation, as guarantor of the Initial Purchaser’s obligations, the other purchasers party thereto (collectively, along with the Initial Purchaser the “Purchasers”) and Jefferies, LLC, in its capacity as the collateral agent for the Purchasers, relating to the issuance and sale of (i) up to $49,900,000 aggregate principal amount of LRAI’s 12% senior secured second lien notes due 2021 (the “Second Lien Notes”) and (ii) five-year warrants to purchase up to an aggregate 998,000 shares of the Company’s Class A common stock at a price equal to $5.00 per share (the “Warrants”). The initial sale of $10,000,000 aggregate principal amount of Second Lien Notes closed on August 4, 2016. Proceeds from the Second Lien Notes issuance and Warrants Issuance were used to repurchase approximately $48 million in aggregate principal amount of 2019 Notes in privately negotiated and open market repurchases with holders of such notes and related fees and expenses related to the foregoing.

On August 2, 2016, the Company and a subsidiary of the Company entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with Juneau whereby the Company acquired certain oil and gas interests. As consideration, the Company issued 500,227 shares of Class A common stock to Juneau.

We intend to use the net proceeds from the Stock Issuance and the Warrant Issuance, including the exercise of the underlying Warrants, to repurchase the 2019 Notes.

Copies of the Facilitation Agreement, the A&R Facilitation Agreement and the Securities Purchase Agreement are filed as Exhibit 10.1 to our Current Report on Form 8-K that we filed with the Securities and Exchange Commission (the “SEC”) on October 5, 2016, Exhibit 10.1 to our Current Report on Form 8-K that we filed with the SEC on November 11, 2016, and Exhibit 10.1 to our Current Report on Form 8-K that we filed with the SEC on August 3, 2016, respectively.

Reasons for Seeking Stockholder Approval

Our Class A common stock is listed on the NASDAQ and, therefore, we are subject to the NASDAQ Marketplace Rules. Under NASDAQ Marketplace Rule 5635(d)(2), stockholder approval is required for certain sales, issuances or potential issuances of our common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of our Class A common stock or 20% or more of the voting power outstanding before such issuance for less than the greater of book or market value of our Class A common stock.

The Warrant Issuance and the August Issuance, as standalone transactions and in aggregate, did not require any approval by the stockholders. Because the Stock Issuance and the Warrant Issuance were made as part of the Company’s same effort to repurchase the 2019 Notes, and due to the close proximity in timing of the issuances and Board approvals for the Stock Issuance, the Warrant Issuance and the August Issuance, as well as the commonality of the investors among the Warrant Issuance and the August Issuance, NASDAQ Marketplace Rule 5635(d) may require stockholder approval for the Stock Issuance, which may be deemed to constitute a single transaction together with the Warrant Issuance and the August Issuance under the same rule. On the Record Date, we had 8,022,015 shares of Class A common stock outstanding. Pursuant to the A&R Facilitation Agreement, subject to certain conditions, up to 460,000 shares of our Class A common stock may be issued. The Warrants issued pursuant to the Securities Purchase Agreement are exercisable into 998,000 shares of Class A common stock. Pursuant to the Purchase and Sale Agreement, the Company issued 500,227 shares of Class A common stock to Juneau. The foregoing amounts combined represent more than 20% of our Class A common stock outstanding before the issuance of such shares of Class A common stock and the Warrants. As the purchase price of Class A common stock under the A&R Facilitation Agreement and the Purchase and Sale Agreement and the exercise price of the Warrants under the Securities Purchase Agreement may exceed book or market value of our common stock, the Stock Issuance may require stockholder approval.

Description of the Warrants

The Company has authorized the issuance and sale of five-year detachable warrants (the “Warrants”) exercisable for the purchase of an aggregate 998,000 shares of Class A common stock (the “Warrant Shares”) at a price of $5.00 per share (the “Exercise Price”). As of November 11, 2016, Warrants to purchase 760,000 of the Company’s shares of Class A common stock were issued.

If the Company pays a dividend or makes a distribution on its Class A common stock in shares of Class A common stock, subdivides its outstanding shares of Class A common stock into a greater number of shares or combines its outstanding shares of Class A common stock into a smaller number of shares or issues by reclassification of its outstanding shares of Class A common stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing entity), then (A) the Exercise Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which shall be the number of shares of Class A common stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Class A common stock outstanding immediately after giving effect to such change and (B) the number of Warrant Shares purchasable upon exercise of the Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of the Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Exercise Price in effect immediately after giving effect to such change, calculated in accordance with clause (A) above. Such adjustments shall be made successively whenever any event listed above shall occur.

If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another entity in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another entity shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrant holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions therein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder to the end that these provisions (including, without limitation, provision for adjustment of the Exercise Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of the Warrant.

In case the Company shall fix a payment date for the making of a distribution to all holders of Class A common stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing entity) of evidences of indebtedness or assets (other than dividends or distributions), or subscription rights or warrants, the Exercise Price to be in effect after such payment date shall be determined by multiplying the Exercise Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Class A common stock outstanding multiplied by the market price per share of Class A common stock immediately prior to such payment date, less the fair market value (as determined by the Company and the Warrant holder or, if the parties cannot agree within five business days, a third party independent appraiser having experience in such matters as agreed upon by the Warrant holder) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Class A common stock outstanding multiplied by such market price per share of Class A common stock immediately prior to such payment date.

If the Company issues, sells, or grants any shares of Class A common stock, options, warrants or other subscription or purchase rights, securities which are convertible into shares of Class A common stock, or rights to purchase stock, warrants or securities which are convertible into shares of Class A common stock, including pursuant to the exercise of any warrant, option or other right to purchase, at an indicative per share of Class A common stock price less than the Exercise Price in effect immediately prior to such issuance, sale or grant, then the Exercise Price will be reset.

ACTION 2—AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Background

On November 18, 2016, the Board adopted resolutions approving, and recommending that the stockholders approve, the Certificate Amendment to increase the total number of shares of capital stock that the Company may issue from 15,005,000 shares, consisting of (i) 15,000,000 shares of Class A common stock and (ii) 5,000 shares of its Class B common stock, to 100,005,000 shares, consisting of (x) 100,000,000 shares of Class A common stock and (y) 5,000 shares of Class B common stock. On November 22, 2016, the Consenting Majority Stockholder approved the Certificate Amendment, to be effective at least 20 calendar days after the date this Information Statement is sent or given to our stockholders. A copy of the Certificate Amendment is attached at Exhibit A to this Information Statement.

The following table illustrates the effect the Certificate Amendment would have on the number of shares of Class A common stock available for issuance, as approved by the Consenting Majority Stockholder:

	As of November 11, 2016		Upon Effectiveness of Amendment
TOTAL AUTHORIZED SHARES OF CLASS A COMMON STOCK	15,000,000		100,000,000
Outstanding shares of Class A common stock	8,022,015		8,022,015
Shares of Class A common stock reserved for future issuance under:
Outstanding Warrants	760,000		760,000
Outstanding and future awards under the Company’s long term incentive plan(1)	2,500,000	(2)	1,500,000	(3)
TOTAL OUTSTANDING SHARES OF CLASS A COMMON STOCK AND SHARES OF CLASS A COMMON STOCK RESERVED	11,282,015		10,282,015
UNRESERVED SHARES OF CLASS A COMMON STOCK AVAILABLE FOR ISSUANCE	3,717,985		89,717,985

(1)	Currently, the 2016 Plan has been adopted and is in effect, but upon the effectiveness of the Certificate Amendment, the A&R 2016 Plan is expected to be adopted.
(2)	Relates to awards under the 2016 Plan.
(3)	Relates to awards under the A&R 2016 Plan, which is expected to be adopted upon the effectiveness of the Certificate Amendment.

Reasons For the Certificate Amendment

On October 27, 2016, the Company filed with the SEC a Registration Statement on Form S-1 for the proposed offering of up to $50.0 million of its Class A common stock, as may be updated at the discretion of the Board (the “Proposed Offering”). It is not currently determinable when or if the Registration Statement will be declared effective by the SEC, or if the offering will occur. The Board deemed it advisable and in the best interests of the Company to increase the number of authorized shares of Class A common stock in order to provide flexibility to issue shares of Class A common stock in connection with the Proposed Offering. In addition, the Board considers the increase in the number of authorized shares of Class A common stock desirable and in the best interests of the Company because it would give the Company the necessary flexibility on an ongoing basis to issue shares of Class A common stock, from time to time, in connection with acquisitions of other companies or technologies, future equity financings, joint ventures, stock splits, employee and director benefit programs and other desirable corporate activities, without requiring our company’s stockholders to approve an increase in the authorized number of shares of Class A common stock each time such action is contemplated.

Following the effectiveness of the Charter Amendment, all or any of the authorized shares of Class A common stock may be issued in the future, from time to time, for such corporate purposes and such consideration as the Board deems advisable from time to time, without further action by the stockholders of the Company and without first offering such shares to the stockholders. Except with respect to the Proposed Offering, the Stock Issuance, and the Company’s 2016 Incentive Plan and A&R 2016 Plan, our company presently has no plan, commitment, arrangement, understanding or agreement regarding the issuance of the additional shares of Class A common stock to be authorized pursuant to this action.

Effect of Certificate Amendment

The Certificate Amendment will not have any immediate effect on the rights of our existing stockholders. The proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Company, nor is the Charter Amendment part of a plan by the Board to adopt a series of anti-takeover measures. The availability for issuance of additional shares of Class A common stock or rights to purchase such shares could enable the Board to render a change in control more difficult or discourage an attempt by a party to obtain control of the Company by tender offer or other means. The issuance of shares of Class A common stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares entitled to vote, increase the number of votes required to approve a change of control of the Company and dilute the interest of a party attempting to obtain control of the Company. Any such issuance could deprive stockholders of benefits that could result from an attempt to obtain control of the Company, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of additional shares to persons friendly to the Board could make it more difficult to remove incumbent officers and directors from office even if the change were favorable to stockholders generally. The Board is not aware of any pending or threatened efforts to obtain control of the Company, and the Board has no present intent to authorize the issuance of additional shares of Class A common stock to discourage such efforts if they were to arise.

Effective Date Of Certificate Amendment

The Certificate Amendment will become effective when the Certificate Amendment is filed with the Secretary of State of the State of Delaware, at least 20 calendar days after the date this Information Statement is sent or given to our stockholders.

ACTION 3—ADOPTION OF THE AMENDED AND RESTATED 2016 PLAN

Overview

The Company’s Amended and Restated 2016 Incentive Plan (the “A&R 2016 Plan”) was adopted and approved by our Board on November 18, 2016 and by the Consenting Majority Stockholder on November 22, 2016. Notwithstanding the approval of the A&R 2016 Plan by our board of directors and the Consenting Majority Stockholder, under applicable securities regulations, the A&R 2016 Plan may not become effective until at least 20 calendar days after the date this Information Statement is first sent or given to our stockholders (such date, the “Restatement Effective Date”).

The A&R 2016 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, dividend equivalents, restricted stock units and other stock or cash based awards to our employees, consultants and directors. The A&R 2016 Plan is described in more detail below. A copy of the A&R 2016 Plan is attached to this Information Statement as Exhibit B.

The purpose of the A&R 2016 Plan is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership and other incentive opportunities. We believe that the A&R 2016 Plan is essential to our success. Equity awards are intended to motivate high levels of performance, align the interests of our employees, directors, and consultants with those of our stockholders by giving these individuals the perspective of an owner with an equity stake in our Company and provide a means of recognizing their contributions to the success of our Company. Our Board and our leadership team believe that long-term equity incentive awards are necessary to remain competitive in the market and are essential to recruiting and retaining the highly qualified employees who help our Company meet its goals.

The Restatement

The A&R 2016 Plan is a restatement (the “Restatement”) of the Company’s 2016 Incentive Plan (the “2016 Plan”), which was initially adopted by our Board on March 22, 2016 as a successor to the Lonestar Resources Limited 2012 Employee Share Option Plan for use following the re-domiciliation of Lonestar Resources Limited to the United States by means of the Company’s acquisition of Lonestar Resources Limited (the “Reorganization”). From and after the Restatement Effective Date, the A&R 2016 Plan will govern all outstanding awards thereunder, including awards granted under the 2016 Plan prior to the Restatement Effective Date; provided, however, that to the extent any provision of the A&R 2016 Plan as in effect after the Restatement Effective Date conflicts with a term of the 2016 Plan as in effect prior to the Restatement Effective Date and the Restatement would adversely affect a participant’s rights with respect to an award granted prior to the Restatement Effective Date, the terms of the 2016 Plan as in effect prior to the Restatement Effective Date will control.

The number of shares available for awards under the A&R 2016 Plan after the Restatement Effective Date will be 1,500,000. Prior to the Restatement, only awards of options to purchase shares of Class A common stock were permitted to be granted under the 2016 Plan. As of November 11, 2016, there were 820,269 options outstanding under the 2016 Plan, which had a weighted average exercise price of $15.00 and a weighted average remaining years to expiration of 0.5. The closing price of our Class A common stock as of November 11, 2016, the most recent practicable date, was $9.60. In addition, as of November 11, 2016, there were 1,679,731 shares remaining available for future issuance under the 2016 Plan.

Although the Company has not adopted a policy that all compensation paid to executive officers must be deductible, the A&R 2016 Plan is also intended to allow us to provide performance-based compensation that will be tax deductible without regard to the limits of Section 162(m) of the Internal Revenue Code (the “Code”). Therefore, for purposes of Section 162(m) of the Code, the Consenting Majority Stockholder has approved the list of performance criteria that may be used for purposes of granting awards that are intended to qualify as performance-based compensation under the Code, as described below under the heading “—Performance-Based Awards,” in the event the Company chooses to seek to structure compensation in a manner that will satisfy the performance-based compensation exception to Section 162(m). Should the Company choose to do so, stockholder approval of such criteria would preserve the Company’s ability to satisfy this exception and deduct compensation associated with future performance-based awards to certain executives. The Code limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and certain of its other most highly-compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the “covered employees”). Performance-based compensation that meets certain requirements is not counted against the $1 million deductibility cap. Stock options and stock appreciation rights that may be granted under the A&R 2016 Plan generally should qualify as performance-based compensation. Other awards that the Company may grant under the A&R 2016 Plan may qualify as performance-based compensation if the payment, retention or vesting of the award is subject to the achievement during a performance period of performance goals selected by the administrator of the A&R 2016 Plan. The administrator of the A&R 2016 Plan retains the discretion to set the level of performance for a given performance measure under a performance-based award. For such awards to qualify as performance-based compensation, they must be in amounts that are within the individual award limits set forth in the A&R 2016 Plan and stockholders must approve the material terms of the performance goals every five years. Approval by the Consenting Majority Stockholder does not guarantee that incentive compensation that the Company pays to its covered employees will qualify as performance-based compensation for purposes of Section 162(m), but will permit the administrator to seek to structure incentive compensation to meet the performance-based compensation requirements if it chooses to do so. In addition, even where compensation programs are intended to qualify as performance-based compensation for purposes of Section 162(m), there can be no guarantee that the requirements of Section 162(m) will be satisfied and that all such compensation will be deductible.

Key Changes Being Made to the 2016 Plan

Upon the Restatement Effective Date, the A&R 2016 Plan will amend and restate and will replace the 2016 Plan. The key changes to the 2016 Plan that are being made include the following:

•	Additional types of awards are authorized for issuance—awards of stock options, stock appreciation rights, restricted stock, dividend equivalents, restricted stock units and other stock or cash based awards may be granted to eligible service providers under the plan.

•	Individual limits on awards granted to any participant pursuant to the plan during any fiscal year will apply as follows: (i) a maximum of 750,000 shares of Class A common stock may be subject to all options and stock appreciation rights; (ii) a maximum of 500,000 shares of Class A common stock may be subject to all restricted stock, restricted stock units and other stock or cash based awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code; and (iii) a maximum of $5,000,000 may be paid in cash with respect to one or more awards payable in cash and not denominated in shares. These numbers may be adjusted to take into account equity restructurings and certain other corporate transactions as described below.

•	An annual grant-date fair value limit of $500,000 per year (increased to $1,000,000 for a director’s first year of service) will apply to all equity and cash-based awards granted to non-employee directors.

Description of the A&R 2016 Plan

The following sets forth a description of the material features and terms of the A&R 2016 Plan. The following summary is qualified in its entirety by reference to the full text of the A&R 2016 Plan, which is attached hereto as Exhibit B.

Authorized Shares; Share Counting Provisions

An aggregate of 1,500,000 shares of Class A common stock will be reserved for issuance under the A&R 2016 Plan. Shares issued under the A&R 2016 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.

If an award under the A&R 2016 Plan (including an award granted under the 2016 Plan prior to the Restatement) expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring shares covered by the award at a price not greater than the price (as adjusted to reflect any equity restructuring) paid by the participant for the shares or not issuing any shares covered by the award, the unused shares covered by the award will again be available for award grants under the A&R 2016 Plan. In addition, shares delivered to the Company to satisfy the exercise or purchase price of an award and/or to satisfy tax withholding obligation (including shares retained by the Company from the award being exercised or purchased and/or creating the tax obligation) will again be available for award grants under the A&R 2016 Plan. Dividend equivalents paid in cash will not be counted against the number of shares reserved under the A&R 2016 Plan.

Awards granted under the A&R 2016 Plan in substitution for any options or other stock or stock-based awards granted by an entity before the entity’s merger or consolidation with us or our acquisition of the entity’s property or stock will not reduce the shares available for grant under the A&R 2016 Plan, but will count against the maximum number of shares that may be issued upon the exercise of incentive stock options.

Administration

The A&R 2016 Plan is administered by our Board, which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (referred to collectively as the plan administrator), subject to the limitations imposed under the A&R 2016 Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The plan administrator has the authority to take all actions and make all determinations under the A&R 2016 Plan, to interpret the A&R 2016 Plan and award agreements and to adopt, amend and repeal rules for the administration of the A&R 2016 Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the A&R 2016 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the A&R 2016 Plan.

Award Limits

The A&R 2016 Plan includes annual limits on awards that may be granted to any individual participant. For participants other than non-employee directors, the maximum aggregate number of shares of Class A common stock with respect to all options and stock appreciation rights that may be granted to any one person is 750,000 shares per year and the maximum aggregate number of shares of Class A common stock with respect to all restricted stock, restricted stock units and other stock or cash based awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code that may be granted to any one person is 500,000 shares per year. The maximum aggregate amount that may be paid in cash with respect to one or more awards payable in cash and not denominated in shares to any one person is $5,000,000 per year. These numbers may be adjusted to take into account equity restructurings and certain other corporate transactions as described below. The maximum aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718 (or any successor thereto), of all equity and cash-based awards granted to a non-employee director for services as a director under the A&R 2016 Plan during any fiscal year may not exceed $500,000 per year (or $1,000,000 in the fiscal year of a director’s initial service). Notwithstanding the foregoing, in no event will more than the authorized number of shares available for issuance under the A&R 2016 Plan be granted to any one person during any fiscal year of the Company.

Eligibility

Employees, consultants and non-employee directors of the Company or any of its subsidiaries will be eligible to receive awards under the A&R 2016 Plan. As of September 30, 2016, approximately 53 employees and 6 non-employee directors were eligible to receive awards under the 2016 Plan.

Types of Awards

The A&R 2016 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock or cash based awards. Awards to eligible individuals shall be subject to the terms of an individual award agreement between the Company and the individual. A brief description of each award type follows.

•	Stock Options. Stock options may be granted under the A&R 2016 Plan, including both incentive stock options and non-qualified stock options, which provide the holder a right to purchase shares of Class A common stock at a specified exercise price. The exercise price per share for each stock option will be set by the plan administrator, but will not be less than the fair market value on the date of the grant (or 110% of the price of an incentive stock option in the case of an individual who, on the date of the grant, owns or is deemed to own shares representing more than 10% of the stock of the Company). The term of any option award may not be longer than ten years (or five years in the case of an incentive stock option granted to a 10% stockholder of the Company). The plan administrator will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to the ten year limitation.

•	Stock Appreciation Rights. The plan administrator is authorized to grant stock appreciation rights to eligible recipients in its discretion, on such terms and conditions as it may determine, consistent with the A&R 2016 Plan. A stock appreciation right entitles the holder to exercise the stock appreciation right to acquire shares of the Company’s Class A common stock upon exercise within a specified time period from the date of the grant. Subject to the provisions of the stock appreciation right award agreement, the recipient may receive from the Company an amount determined by multiplying the difference between the price per share of the stock appreciation right and the value of the share on the date of exercise by the number of shares of Class A common stock subject to the award. The maximum term for which stock appreciation rights may be exercisable under the A&R 2016 Plan is ten years.

•	Restricted Stock. The plan administrator may make awards of restricted stock to eligible individuals in such amounts and at purchase prices to be established by the plan administrator in connection with each award. Such awards will be subject to restrictions and other terms and conditions as are established by the plan administrator. Upon issuance of restricted stock, recipients generally have the rights of a stockholder with respect to such shares, subject to the limitations and restrictions established by the plan administrator in the individual award agreement. Such rights generally include the right to receive dividends and other distributions in relation to the award.

•	Restricted Stock Units. The A&R 2016 Plan authorizes awards of restricted stock units to eligible individuals in amounts and at purchase prices and upon such other terms and conditions as are established by the plan administrator for each award. Restricted stock unit awards entitle recipients to acquire shares of the Company’s Class A common stock in the future under certain conditions. Holders of restricted stock units generally have no rights of ownership or as stockholders in relation to the award, unless and until the restrictions lapse and the restricted stock unit award vests in accordance with the terms of the grant. Restricted stock units may be accompanied by the right to receive the equivalent value of dividends paid on shares of the Company’s Class A common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The plan administrator may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the participant’s election, in a manner intended to comply with Section 409A of the Code.

•	Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of the Company’s Class A common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of the Company’s Class A common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation otherwise payable to any individual who is eligible to receive awards. The plan administrator will determine the terms and conditions of other stock or cash based awards, including any purchase price, performance goals (which may be based on performance criteria), transfer restrictions and vesting conditions.

Performance-Based Awards

The plan administrator will determine whether specific awards are intended to constitute “qualified performance-based compensation” (“QPBC”) within the meaning of Section 162(m) of the Code and will have discretion to pay compensation that is not QPBC under Section 162(m) and that is not deductible by reason thereof.

In order to constitute QPBC under Section 162(m), in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by the plan administrator and linked to stockholder-approved performance criteria. The Consenting Majority Stockholder has approved the below performance criteria to allow us to qualify awards as qualified performance-based compensation.

For purposes of the A&R 2016 Plan, one or more of the following performance criteria will be used in setting performance goals applicable to QPBC and may be used in setting performance goals applicable to other stock or cash based awards: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, return on stockholders’ equity, return on assets, return on capital, return on sales, gross or net profit margin, expenses or expense levels, total shareholder return, internal rate of return (IRR), financial ratios (including those measuring liquidity, activity, profitability or leverage), working capital, earnings per share, price per share, market capitalization, any GAAP financial performance measures, inventory management, measures related to A&R balance and write-offs, timeliness and/or accuracy of business reporting, approval or implementation of strategic plans, financing and other capital raising transactions, debt levels or reductions, cash levels, acquisition activity, investment sourcing activity, marketing initiatives, projects or processes, achievement of customer satisfaction objectives, net asset value, net asset value per share, capital expenditures, net borrowing, debt leverage levels, credit quality or debt ratings, economic value added, individual business objectives, growth in production, added reserves, growth in reserves, inventory growth, environmental health and safety performance, effectiveness of hedging programs, improvements in internal controls and policies, and retention and recruitment of employees, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. The A&R 2016 Plan also permits the plan administrator to provide for objectively determinable adjustments to the applicable performance criteria in setting performance goals for QPBC awards.

Prohibition on Repricing

Under the A&R 2016 Plan, the plan administrator may not, without the approval of the Company’s stockholders, authorize the repricing of any outstanding option or stock appreciation right to reduce its price per share, cancel any option or stock appreciation right in exchange for cash or another award when the price per share exceeds the fair market value of the underlying shares, or take any other action with respect to an option or stock appreciation right that the Company determines would be treated as a repricing under the rules and regulations of the principal U.S. stock exchange on which the shares of Class A common stock are listed.

Certain Transactions

The plan administrator has broad discretion to take action under the A&R 2016 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting the Company’s Class A common stock, such as dividends or other distributions (whether in the form of cash, common stock, other securities, or other property), reorganizations, mergers, consolidations, change in control events and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with the Company’s stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to outstanding awards. No adjustment or other action will be authorized for awards that are intended to qualify as QPBC, which would cause such awards to fail to continue to qualify as QPBC, unless the plan administrator determines that the award should not so qualify.

Acceleration upon a Change in Control

Notwithstanding the preceding section, in the event of a change in control in which outstanding awards are not continued, converted, assumed or replaced by the Company or the successor to the Company in the change in control, such awards shall become fully exercisable and all forfeiture, repurchase and other restrictions on such awards shall lapse immediately prior to the change in control.

Amendment and Termination

The plan administrator may amend, suspend or terminate the A&R 2016 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the A&R 2016 Plan, may materially and adversely affect an award outstanding under the A&R 2016 Plan without the consent of the affected participant. Our Board is required to obtain stockholder approval for any amendment to the A&R 2016 Plan to the extent necessary to comply with applicable laws. The A&R 2016 Plan will remain in effect until March 22, 2026, unless earlier terminated by our Board. No awards may be granted under the A&R 2016 Plan after its termination.

Forfeiture and Claw-backs

All awards (including any proceeds, gains or other economic benefit obtained in connection with any award) made under the A&R 2016 Plan are subject to any claw-back policy implemented by the Company, including any claw-back policy adopted to comply with the requirements of applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or award agreement.

United States Federal Income Tax Consequences

The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participant’s particular circumstances.

Incentive Stock Options. No income will be recognized by a participant for United States federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to a participant upon exercise of an incentive stock option is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to alternative minimum tax as a result of the exercise.

Non-qualified Stock Options. No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a non-qualified stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Non-qualified stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

Stock Appreciation Rights. There is expected to be no United States federal income tax consequences to either the participant or the employer upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Restricted Stock. If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for United States federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for United States federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for United States federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

Restricted Stock Units. There will be no United States federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Limitations on the Employer’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million, unless the compensation is performance-based, is approved by the employer’s stockholders, and meets certain other criteria, as described above under the heading “—Performance-Based Awards.”

Excess Parachute Payments. Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the A&R 2016 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.

Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and stock appreciation rights if no deferral is provided beyond exercise, or restricted stock.

The awards made pursuant to the A&R 2016 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the A&R 2016 Plan are not exempt from coverage. However, if the A&R 2016 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the United States federal income tax consequences in respect of the A&R 2016 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.

The A&R 2016 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.

Plan Benefits

The benefits or amounts that may be received or allocated to participants under the A&R 2016 Plan will be determined at the discretion of the plan administrator and are not currently determinable. The following table sets forth the outstanding option awards that each of the groups identified in the table above held as of December 31, 2015 under the 2016 Plan after giving effect to the Reorganization. In connection with the Reorganization, the options issued under the Lonestar Resources Limited 2012 Employee Share Option Plan were canceled and reissued pursuant to the 2016 Plan on a one for two basis.

Group	Number of Shares Subject to Stock Option Awards Outstanding as of December 31, 2015
All current executive officers	457,102
All current directors who are not executive officers	75,000
All employees who are not current executive officers	156,385
Former Employees	161,449

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2015, with respect to our equity compensation plans under which common stock is authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	849,936	$15.50	1,650,064
Equity compensation plans not approved by security holders	—	—	—

Total	849,936	$15.50	1,650,064

EXECUTIVE COMPENSATION

Named Executive Officers

We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are providing a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table as well as narrative disclosures regarding our executive compensation program. The individuals covered by this executive compensation disclosure are our chief executive officer and our two other most highly compensated executive officers. For 2015, our named executive officers were:

Name	Principal Position
Frank D. Bracken, III	Chief Executive Officer
Barry D. Schneider	Chief Operating Officer
Thomas H. Olle	Senior Vice President—Operations

Our board strives to align Lonestar’s compensation strategy with company performance and stockholder interests, and ensure that it is equitable for participants. To assist with this, prior to the Reorganization the board had in place a Remuneration & Nomination Committee, which consisted of non-employee Directors only. Lonestar’s Chief Executive Officer has historically attended meetings of the Remuneration & Nomination Committee but did not attend discussions regarding his compensation.

The Remuneration & Nomination Committee’s objective was to support and advise the board in fulfilling its oversight responsibility by focusing on Lonestar’s approach to executive compensation as well as the use of equity across the company.

In connection with our listing on NASDAQ, we formed a Compensation Committee and adopted a charter for it in compliance with NASDAQ listing rules applicable to controlled companies. (See “Management—Committees of the Board of Directors—Compensation Committee”)

Summary of principles and the components of compensation. The structure of our executive compensation and the non-employee director compensation programs are separate and distinct. The following table is an overview of the compensation framework elements as we intend to apply to our named executive officers and our non-employee directors:

	Element	Executives	Non-Employee Directors
Fixed compensation	Base salary	✓	x
	Fees / Consultancy	x	✓
	401(k)/Australian superannuation	✓	x
	Other benefits	✓	x
Variable compensation	Short term incentive	✓	x
	Long term incentives	✓	x

Executive compensation policy

The objective of the executive compensation framework is to competitively and appropriately reward performance and results delivered. To this end, our compensation policy is intended to embody the following principles in its compensation framework:

•	compensation should facilitate the delivery of long term results for the business and its stockholders;

•	compensation should support the attraction, retention, motivation and alignment of the talent needed to achieve the organization’s goals;

•	compensation should reinforce leadership, accountability, teamwork and innovation; and

•	compensation should be aligned to the contribution and performance of the business, teams and individuals.

Approach to executive compensation

Prior to the Reorganization, our Remuneration & Nomination Committee considered the appropriate level of compensation, as well as the mix and structure of fixed and variable compensation, for our executive officers. This determination has been made by our Compensation Committee following the Reorganization.

We will broadly seek to position fixed compensation in line with similar oil and gas companies, although no specified peer group has yet been identified. Individual positioning of compensation depends on this positioning aspiration plus consideration of experience, individual performance and Lonestar’s circumstances. When setting compensation, we seek to establish an appropriate mix between fixed and variable compensation. For fiscal 2015, most of the executives had a target package split with approximately 67% based on fixed compensation and 33% based on variable compensation.

Fixed compensation: Base salary is designed to compensate for the value the individual provides to Lonestar, including the following:

•	skills and competencies needed to generate results;

•	sustained contribution to the team and Lonestar; and

•	the value of the role and contribution of the individual in the context of the external market.

In addition, U.S.-based executives receive health and welfare plan benefits, which are the same as those made available to all full-time salaried employees. The Company provides a 401(k) plan to all eligible full-time employees which allows for pre-tax employee contributions up to the maximum allowed by the Internal Revenue Code of 1986, as amended (the “Code”). The Company supplements the employee’s contribution by providing a matching contribution of 100% of up to the first 4% contributed by each employee. This matching contribution is deposited on each semi-monthly payroll and is 100% vested to the employee’s account.

Short-term incentives: Our executives were eligible to receive an annual cash bonus in 2015 based on Lonestar’s performance and the executive’s individual performance, as determined by the board. In determining 2015 annual bonuses for our named executive officers, the board considered the following company performance criteria: production and reserves growth, EBITDAX growth and achievement of EBITDAX guidance (normalized). The achievement of Lonestar’s performance criteria was weighted approximately 75% and the executive’s individual performance was weighted approximately 25%. The actual bonus amounts that the board elected to pay our named executive officers are set forth in the “Bonus” column of the 2015 Summary Compensation Table below.

Long-term incentives: We had two long-term incentive plans in place during 2015, however, no options or other equity-based awards were granted to our named executive officers in 2015. Following the Reorganization, these plans were replaced by our Lonestar Resources US Inc. 2016 Incentive Plan (the “2016 Plan”), and the options issued under the prior long-term incentive plans were cancelled and replaced with awards issued pursuant to the 2016 Plan.

The options issued under the 2016 Plan are options to purchase shares of the Company’s Class A common stock and are designated as either “Class A options” or “Class B options” based on their vesting schedule. Class A options vest in substantially equal installments over a three-year period, unless there is a change in control (as defined in the 2016 Plan) or cessation of employment by redundancy or termination. In the event of such a change in control, redundancy or termination event, all Class A options that have not vested will vest on the date of that change in control, redundancy or termination event. Class B options will only vest in the event of a change in control or cessation of employment by redundancy or termination.

Employment Agreements: Each of the employment agreements to which our executives were a party expired as of December 31, 2015. Currently none of our executive officers are parties to any employment agreement or compensatory arrangement, other than customary indemnification agreements.

2015 Summary Compensation Table

The following table sets forth the compensation of our principal executive officer and the two most highly compensated executive officers other than our principal executive officer for 2015 and 2014.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Frank D. Bracken, III	2015	600,000	400,000	—	23,890	(2)	1,023,890
Chief Executive Officer	2014	575,000	300,000	—	18,290	(2)	893,290

Thomas H. Olle	2015	350,000	233,333	—	20,200	(3)	603,533
Senior Vice President—Operations	2014	337,500	175,000	—	20,000	(3)	532,500

Barry D. Schneider(4)	2015	420,000	204,467	—	31,353	(5)	655,820
Chief Operating Officer	2014	68,937	134,468	665,064	8,669	(5)	877,138

(1)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
(2)	For 2015, includes $9,890 for executive medical coverage and $14,000 representing Mr. Bracken’s auto allowance. For 2014, includes $4,290 for executive medical coverage and $14,000 representing Mr. Bracken’s auto allowance.
(3)	For 2015, includes $9,600 representing Mr. Olle’s auto allowance and $10,600 representing company matched 401(k) contributions. For 2014, includes $9,600 representing Mr. Olle’s auto allowance and $10,400 representing company matched 401(k) contributions.
(4)	Mr. Schneider’s employment with Lonestar commenced in May 2014.
(5)	For 2015, includes $8,753 for executive medical coverage, $12,000 representing Mr. Schneider’s auto allowance and $10,600 representing company matched 401(k) contributions. For 2014, includes $1,019 for executive medical coverage and $7,650 representing Mr. Schneider’s auto allowance

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth all outstanding equity awards held by each of our named executive officers at December 31, 2015 without giving effect to the Reorganization. As described above, in connection with the Reorganization, the options issued under the 2012 Plan were cancelled and reissued pursuant to our 2016 Plan on a one for two basis. These reissued options have the same exercise price and expiration date as prior to the Reorganization, except the exercise price is denominated in U.S. dollars instead of Australian Dollars.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)	Option Exercise Price (A$)	Option Expiry Date
Frank D. Bracken, III	412,058	103,014	15.00	Dec. 31, 2016
Chief Executive Officer	—	100,000	20.00	Dec. 31, 2016

Thomas H. Olle	236,240	59,060	15.00	Dec. 31, 2016
Senior Vice President—Operations

Barry D. Schneider	150,000	—	20.00	Dec. 31, 2017
Chief Operating Officer	—	50,000	20.00	Dec. 31, 2016

(1)	The option awards in this column represent Class A options granted to each of our named executive officers, all of which were fully vested as of December 31, 2015. For a description of the Class A options, please see the section above titled “—Approach to executive compensation—Long-term incentives.”
(2)	The option awards in this column represent Class B options granted to each of our named executive officers, all of which remain unvested. For a description of the Class B options, please see the section above titled “—Approach to executive compensation—Long-term incentives.”

Compensation of Directors

For 2015, the compensation received by non-employee Directors consisted of a fixed fee, plus an additional fee for service as the Chairman of the Board.

The following table sets forth the compensation received by each non-employee Directors during our fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Bernard Lambilliotte	100,000	—	—	100,000
Daniel R. Lockwood	50,000	—	—	50,000
Dr. Christopher Rowland	50,000	—	100,000	150,000
Robert Scott	48,714	—	—	48,714
John Pinkerton	—	377,277	—	377,277
Mitchell Wells	—	—	142,500	142,500

(1)	Represents the cash portion of the annual board fees and chair fees.
(2)	Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. As of December 31, 2015, Mr. Pinkerton held outstanding options to purchase 180,000 shares of the Company’s Class A common stock (without giving effect to the Reorganization), excluding options that expired unexercised on December 31, 2015
(3)	Other compensation for Dr. Rowland and Mr. Wells consisted of consulting fees, as described in more detail above in the section titled “Certain Relationships and Related Party Transactions—Related Transactions.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth certain information regarding the beneficial ownership of our Class A common stock as of November 11, 2016 by (i) each of our named executive officers and directors; (ii) each person who, to our knowledge, beneficially owns more than 5% of our outstanding Class A common stock; and (iii) all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. All shares of Class A common stock owned by such person, including shares of Class A common stock underlying stock options that are currently exercisable or exercisable within 60 days after November 11, 2016 are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown to be beneficially owned by such person, except to the extent that applicable law gives spouses shared authority. The address of each of our executive officers and directors listed below is c/o Lonestar Resources US Inc., 600 Bailey Avenue, Suite 200, Ft. Worth, Texas 76107.

Name	Number of Shares Beneficially Owned	Percentage of Outstanding Shares(1)
EF Realisation Company Limited(2)	4,174,259	52.0%
BNP Paribas House, St. Julian’s Avenue, St Peter Port, Guernsey, Channel Islands, GY1 1WA, U.K.
Leucadia National Corporation(3)	1,000,227	11.7%
520 Madison Ave., New York, New York 10022
Named Executive Officers
Frank D. Bracken, III(4)	280,400	3.4%
Barry Schneider(5)	121,500	1.5%
Thomas H. Olle(6)	150,996	1.9%
Directors (other than Mr. Bracken)
Bernard Lambilliotte(7)	196,128	2.4%
Christopher Rowland, Ph.D.(8)	62,438	*
Daniel Lockwood	8,982	*
Mitchell Wells	2,200	*
John Pinkerton(9)	90,000	1.1%
Robert Scott(10)	35,600	*
Henry B. Ellis	0	*
John H. Murray(11)	34,009	*

Executive Officers and Directors as a group (13 persons)(12)	1,048,642	12.2%

*	Represents beneficial ownership of less than 1% of the outstanding shares of Class A common stock.
(1)	Based on 8,022,015 shares of Class A common stock issued and outstanding as of November 11, 2016.
(2)	Consists of 4,174,259 shares directly held by EFR Guernsey Holding Limited (“EFR Guernsey”). EFR Guernsey is a wholly-owned subsidiary of EF Realisation Company Limited (“EFR”). A majority of the board of directors of EFR, comprised of Martin Negre, Robert Sinclair and Nicholas Tostevin, has sole voting and investment power over the shares directly held by EFR Guernsey. Each director of EFR disclaims beneficial ownership of such shares.
(3)	Consists of 500,227 shares and 500,000 shares that may be acquired upon the exercise of warrants that have vested or will vest within 60 days after November 11, 2016.
(4)	Consists of 74,371 shares and 206,029 shares that may be acquired upon the exercise of stock options that have vested or will vest within 60 days after November 11, 2016.

(5)	Consists of 46,500 shares and 75,000 shares that may be acquired upon the exercise of stock options that have vested or will vest within 60 days after November 11, 2016.
(6)	Consists of 32,876 shares and 118,120 shares that may be acquired upon the exercise of stock options that have vested or will vest within 60 days after November 11, 2016.
(7)	Consists of 47,170 shares directly held by an international pension plan and 148,958 shares directly held by Ecofin Holdings Limited (“EHL”). Mr. Lambilliotte exercises control over the international pension plan and therefore may be deemed to have beneficial ownership with respect to such shares. Mr. Lambilliotte holds a majority of the shares of EHL directly as an individual and indirectly through a family-owned company and a family trust, which he controls as the settlor and a discretionary beneficiary. As a result of his direct and indirect holdings of a majority of EHL’s shares, Mr. Lambilliotte may be deemed to have shared voting and investment power over the shares directly held by EHL, and therefore may be deemed to share beneficial ownership with respect to such shares.
(8)	Consists of 62,438 shares that Dr. Rowland directly holds. Dr. Rowland also indirectly holds 2,500 shares of the Company’s non-voting Class B common stock, which is not reflected in the table above.
(9)	Consists of 90,000 shares that may be acquired upon the exercise of stock options that have vested or will vest within 60 days after November 11, 2016.
(10)	Consists of 35,300 shares directly held by Ferber Holdings Pty Ltd and 300 shares directly held by Carpenter Nominees Pty Ltd. As the only shareholders and directors of each of the foregoing entities, Mr. Scott and his spouse Susanne Scott may be deemed to have shared voting and investment power over the shares directly held by such entities.
(11)	Consists of shares held directly by a discretionary trust established under the laws of Jersey, Channel Islands for the benefit of Mr. Murray.
(12)	Includes an aggregate of 547,102 shares that may be acquired upon the exercise of stock options that have vested or will vest within 60 days after November 11, 2016.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Other than as discussed above in this Information Statement, no officer, director, director nominee or their associate has any substantial interest in the Proposals.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our internet address is www.lonestarresources.com. We electronically file or furnish annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission. Such reports and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of such information may be obtained by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of our SEC filings are also available to the public without charge from the Securities and Exchange Commission’s website at www.sec.gov or upon written or oral request to:

Lonestar Resources US Inc.

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

Attention: Chase C. Booth

Phone: (817) 546-6371

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Unless we have received contrary instructions from a stockholder, we are delivering only one Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce our printing and postage costs. We will, upon request, promptly deliver a separate copy of the Information Statement to a stockholder who shares an address with another stockholder. A stockholder who wishes to receive a separate copy of the Information Statement may direct such request to Lonestar Resources US Inc., 600 Bailey Avenue, Suite 200, Fort Worth, Texas 76107, Attention: Chase C. Booth, Phone: (817) 546-6371. Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the contact listed above.

* * * * * *

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this Information Statement, regarding our strategy, future operations, financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this Information Statement, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements may include statements about our:

•	potential stock issuances and uses of proceeds thereof;

•	business and financial strategy, budget, projections and operating results;

•	amount, nature and timing of capital expenditures, including future development costs;

•	availability and terms of capital;

•	timing, location and size of property acquisitions and divestitures;

•	costs of exploiting and developing our properties and conducting other operations;

•	general economic and business conditions;

•	effectiveness of our risk management activities; and

•	our plans, objectives, expectations and intentions.

All forward-looking statements speak only as of the date of this Information Statement. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements we make in this Information Statement are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and our financial information contained in our Registration Statement on Form S-1 filed with the SEC on October 27, 2016 and our other filings with the SEC.

These factors include risks related to:

•	variations in the market demand for, and prices of, crude oil, NGLs and natural gas;

•	lack of proved reserves;

•	estimates of crude oil, NGLs and natural gas data;

•	the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing;

•	borrowing capacity under our credit facilities;

•	general economic and business conditions;

•	failure to realize expected value creation from property acquisitions;

•	uncertainties about our ability to replace reserves and economically develop our reserves;

•	risks related to the concentration of our operations;

•	drilling results;

•	potential financial losses or earnings reductions from our commodity price risk management programs;

•	potential adoption of new governmental regulations; and

•	our ability to satisfy future cash obligations and environmental costs.

The forward-looking statements relate only to events or information as of the date on which the statements are made in this Information Statement. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Exhibit A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

LONESTAR RESOURCES US INC.

Lonestar Resources US Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation filed with the Secretary of State on the 16th day of December, 2015 (the “Certificate of Incorporation”).

2. The first sentence of Article 4 of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:

“The aggregate number of shares of all classes of capital stock that the Corporation shall have the authority to issue is 100,005,000 shares, consisting of (i) 100,000,000 shares of Class A Voting Common Stock, $0.001 par value per share (the “Class A Voting Common Stock”), and (ii) 5,000 shares of Class B Non-Voting Common Stock, $0.001 par value per share (the “Class B Non-Voting Common Stock”).

3. This amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4. All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Frank D. Bracken, III, its Chief Executive Officer, this          day of                     , 2016.

By

Name: Frank D. Bracken, III Title: Chief Executive Officer

A-1

Exhibit B

LONESTAR RESOURCES US INC.

AMENDED AND RESTATED

2016 INCENTIVE PLAN

ARTICLE I.

PURPOSE

This Plan is a restatement of the Lonestar Resources US Inc. 2016 Incentive Plan, which was adopted by the Board on March 22, 2016 as a successor to the Lonestar Resources Limited 2012 Employee Share Option Plan for use following the re-domiciliation of Lonestar Resources Limited to the United States by means of the Company’s acquisition of Lonestar Resources Limited. The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership and other incentive opportunities. Capitalized terms used in the Plan are defined in Article XI.

ARTICLE II.

ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

ARTICLE III.

ADMINISTRATION AND DELEGATION

3.1 Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2 Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

ARTICLE IV.

STOCK AVAILABLE FOR AWARDS

4.1 Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

4.2 Share Recycling. If all or any part of an Award (including for the avoidance of doubt an Award granted prior to the Restatement) expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. Further, Shares delivered (either by actual delivery or attestation) to the Company by a Participant to satisfy the applicable exercise or purchase price of an Award and/or to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award being exercised or purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit.

4.3 Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 1,500,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.

4.4 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.5 Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $500,000 increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee Director. The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.

ARTICLE V.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

5.1 General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

5.2 Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right. Notwithstanding the foregoing, if on the last day of the term of an Option or Stock Appreciation Right the Fair Market Value of one Share exceeds the applicable exercise or base price per Share, the Participant has not exercised the Option or Stock Appreciation Right and remains employed by the Company or one of its Subsidiaries and the Option or Stock Appreciation Right has not expired, the Option or Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with its exercise. In such event, the Company shall deliver to the Participant the number of Shares for which the Option or Stock Appreciation Right was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.3 Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable current or former Service Provider due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right unless the exercise would violate an Applicable Law. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right to exercise the Option or Stock Appreciation Right, as applicable, may be terminated by the Company and the Company may suspend the Participant’s right to exercise the Option or Stock Appreciation Right when it reasonably believes that the Participant has participated in any such violation. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the termination of his or her employment or other relationship by the Company or any of its Subsidiaries for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise the Option or Stock Appreciation Right, as applicable, shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise the Option or Stock Appreciation Right, as applicable, shall terminate immediately upon the effective date of such termination of employment or other relationship).

5.4 Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

5.5 Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a) cash, wire transfer of immediately available funds or by check payable to the order of the Company; provided, that, the Company may limit the use of one of the foregoing exercise methods if one or more of the exercise methods below is permitted;

(b) if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c) to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(d) to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e) to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(f) to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.

ARTICLE VI.

RESTRICTED STOCK; RESTRICTED STOCK UNITS

6.1 General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to forfeiture or the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

6.2 Restricted Stock.

(a) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.

(b) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

6.3 Restricted Stock Units.

(a) Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(b) Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(c) Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement.

ARTICLE VII.

OTHER STOCK OR CASH BASED AWARDS

Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

ARTICLE VIII.

ADJUSTMENTS FOR CHANGES IN COMMON STOCK

AND CERTAIN OTHER EVENTS

8.1 Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new

Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2 Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c) To provide that such Award be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(e) To replace such Award with other rights or property selected by the Administrator; and/or

(f) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

8.3 Acceleration Upon a Change in Control. Notwithstanding anything in Section 8.2 to the contrary, and except as may otherwise be provided in any applicable Award Agreement or other written agreement between the Company or any of its Subsidiaries and a Participant, if a Change in Control occurs and Awards are not continued, converted, assumed, or replaced by (i) the Company or a Subsidiary or (ii) a Successor Entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.

8.4 Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

8.5 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.

ARTICLE IX.

GENERAL PROVISIONS APPLICABLE TO AWARDS

9.1 Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2 Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4 Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5 Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the minimum statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company; provided, that, the Company may limit the use of one of the foregoing methods if one or more of the exercise methods below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Award and that the broker has been directed to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6 Amendment of Award; Prohibition on Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Other than pursuant to Sections 8.1 and 8.2, the Administrator shall not without the approval of the Company’s stockholders (a) lower the exercise price per Share of an Option or Stock Appreciation Right after it is granted, (b) cancel an Option or Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award, or (c) take any other action with respect to an Option or Stock Appreciation Right that the Company determines would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

9.7 Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8 Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9 Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

ARTICLE X.

MISCELLANEOUS

10.1 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2 No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3 Effective Date and Term of Plan; Effect of Restatement. The Plan was initially adopted by the Board on March 22, 2016 (the “Effective Date”) and, unless earlier terminated by the Board, will remain in effect until the tenth anniversary of the Effective Date, but Awards previously granted may extend beyond that date in accordance with the Plan. The Restatement shall become effective on the later of the date that it is approved by the Board or the date that it is approved by the Company’s stockholders (the “Restatement Effective Date). From and after the Restatement Effective Date, the Plan, as restated by the Restatement, shall govern all Awards hereunder, including Awards granted prior to the Restatement Effective Date, provided, however, that to the extent that any provision of the Plan as in effect after the Restatement conflicts with a term of the Plan as in effect prior to the Restatement and the Restatement would adversely affect a Participant’s rights with respect to an Award granted prior to the Restatement Effective Date, the terms of the Plan as in effect prior to the Restatement shall control (but only to such extent).

10.4 Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5 Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

10.6 Section 409A.

(a) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8 Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities, whether subject to outstanding Awards or otherwise, during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter (the “Lock-Up Period”). The Company may impose stop-transfer instructions with respect to Shares subject to the foregoing prohibitions until the end of the Lock-Up Period and these restrictions will be binding on the applicable Participant. Further, each Participant shall, if so requested by any underwriter representative, execute a customary lock-up agreement which shall provide such terms as such underwriter representative may in its discretion request, including, without limitation the prohibition on sale and transfer during the Lock-Up Period described in this Section 10.8.

10.9 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

10.10 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.11 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

10.12 Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

10.13 Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

10.14 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

10.16 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

10.17 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

10.18 Section 162(m) Limitations.

(a) Individual Award Limitations. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Article VIII, (i) the maximum aggregate number of Shares with respect to one or more Awards of Options or Stock Appreciation Rights that may be granted to any one person during any fiscal year of the Company shall be 750,000; (ii) the maximum aggregate number of Shares with respect to one or more Awards of Restricted Stock, Restricted Stock Units, or Other Stock or Cash Based Awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Compensation”) and are denominated in Shares that may be granted to any one person during any fiscal year of the Company shall be 500,000; and (iii) the maximum amount of cash that may be paid in cash to any one person during any fiscal year of the Company with respect to one or more Awards payable in cash and not denominated in Shares shall be U.S. $5,000,000; provided, however, that in no event will more than the Overall Share Limit be granted to any one person during any fiscal year of the Company with respect to one or more Awards denominated in Shares. To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the award limits above. Each of the limitations in this Section, other than the Overall Share Limit, shall be multiplied by two (2) with respect to Awards denominated in Shares granted to a Participant and Awards paid in cash to a Participant during the first fiscal year in which the Participant commences employment with the Company and/or its Subsidiaries.

(b) Committee Composition. To the extent an Award is intended to qualify as Performance-Based Compensation, the Administrator shall be a Committee and it is intended that each member of such Committee will be an “outside director” within the meaning of Section 162(m) of the Code.

(c) Performance-Based Compensation. The Administrator, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. For the avoidance of doubt, nothing herein shall require the Administrator to structure any Awards in a manner intended to constitute Performance-Based Compensation and the Administrator shall be free, in its sole discretion, to grant Awards that are not intended to be Performance-Based Compensation. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Award Agreement shall be deemed amended to the extent necessary to conform to such requirements. In addition, Awards of Restricted Stock, Restricted Stock Units and Other Stock or Cash Based Awards that are intended to qualify as Performance-Based Compensation shall be subject to the following provisions, which shall control over any conflicting provision in the Plan or any Award Agreement:

(i) To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, no later than 90 days following the commencement of any performance period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate the Participant to receive such Award, (b) select the Performance Criteria applicable to the performance period, which Performance Criteria shall be limited to the specific performance goals set forth in the definition of Performance Criteria, (c) establish the performance goals (and any exclusions), and amounts of such Awards, as applicable, which may be earned for such performance period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the performance goals and the amounts of such Awards, as applicable, to be earned by each Participant for such performance period.

(ii) Following the completion of each performance period, the Administrator shall certify in writing whether and the extent to which the applicable performance goals have been achieved for such performance period. In determining the amount earned under such Awards, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the performance period.

(iii) Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Participant shall be determined on the basis of Applicable Accounting Standards. For this purpose, “Applicable Accounting Standards” means the U.S. Generally Accepted Accounting Principles, International Financial Reporting Standards or other accounting principles or standards applicable to the Company’s financial statements under U.S. federal securities laws.

(iv) No adjustment or action described in Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify.

ARTICLE XI.

DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:

11.1 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

11.2 “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

11.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards. For the avoidance of doubt, Options granted under the Plan prior to the Restatement shall constitute Awards hereunder

11.4 “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

11.5 “Board” means the Board of Directors of the Company.

11.6 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions occurring after the Effective Date whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such transaction; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) after the Effective Date of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

11.7 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

11.8 “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

11.9 “Common Stock” means the Class A common stock of the Company.

11.10 “Company” means Lonestar Resources US Inc., a Delaware corporation, or any successor.

11.11 “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

11.12 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

11.13 “Director” means a Board member.

11.14 “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

11.15 “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

11.16 “Employee” means any employee of the Company or its Subsidiaries.

11.17 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

11.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

11.19 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

11.20 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

11.21 “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

11.22 “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.

11.23 “Option” means an option to purchase Shares.

11.24 “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

11.25 “Overall Share Limit” means 1,500,000 Shares.

11.26 “Participant” means a Service Provider who has been granted an Award.

11.27 “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, return on stockholders’ equity, return on assets, return on capital, return on sales, gross or net profit margin, expenses or expense levels, total shareholder return, internal rate of return (IRR), financial ratios (including those measuring liquidity, activity, profitability or leverage), working capital, earnings per Share, price per Share, market capitalization, any GAAP financial performance measures, inventory management, measures related to A/R balance and write-offs, timeliness and/or accuracy of business reporting, approval or implementation of strategic plans, financing and other capital raising transactions, debt levels or reductions, cash levels, acquisition activity, investment sourcing activity, marketing initiatives, projects or processes, achievement of customer satisfaction objectives, net asset value, net asset value per share, capital expenditures, net borrowing, debt leverage levels, credit quality or debt ratings, economic value added, individual business objectives, growth in production, added reserves, growth in reserves, inventory growth, environmental health and safety performance, effectiveness of hedging programs, improvements in internal controls and policies, and retention and recruitment of employees, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

11.28 “Plan” means this Amended and Restated 2016 Incentive Plan.

11.29 “Restatement” means the restatement of the Plan as described in the first sentence of Article I hereof.

11.30 “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.

11.31 “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

11.32 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

11.33 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

11.34 “Securities Act” means the Securities Act of 1933, as amended.

11.35 “Service Provider” means an Employee, Consultant or Director.

11.36 “Shares” means shares of Common Stock.

11.37 “Stock Appreciation Right” means a stock appreciation right granted under Article V.

11.38 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

11.39 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

11.40 “Termination of Service” means the date the Participant ceases to be a Service Provider.

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